As filed with the Securities and Exchange Commission on July 1, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASTLE BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	41-2103550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 4700
New York, New York 10168
(Address of principal executive offices)

Castle Brands Inc. 2003 Stock Incentive Plan, as amended
(Full title of the plan)

Alfred J. Small
Senior Vice President, Chief Financial Officer, Secretary and Treasurer
122 East 42nd Street, Suite 4700
New York, New York 10168
(646) 356-0200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Brian L. Heller, Esq.
4400 Biscayne Blvd., 12th Floor
Miami, Florida 33137
(305) 572-4100
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be		Proposed maximum	Proposed maximum	Amount of
to be registered	registered (1)		offering price per share (4)	aggregate offering price	registration fee
Common Stock, $.01 par value (“Common Stock”)	2,134,547	(2)	$0.24	$512,291.28	$28.59
Common Stock	7,865,453	(3)	$0.215	$1,691,072.30	$94.36
Total	10,000,000				$122.95

(1)	Pursuant to Rule 416, this registration statement also covers any additional shares of Common Stock as may be issuable under the anti-dilution provisions of the Castle Brands Inc. 2003 Stock Incentive Plan, as amended (the “Plan”).

(2)	Consists of Common Stock issued as restricted stock awards under the Plan and Common Stock issuable pursuant to the exercise of options granted prior to the date hereof under the Plan.

(3)	Consists of Common Stock to be issued in the future under the Plan.

(4)	For Common Stock issuable for outstanding awards, calculated pursuant to Rule 457(h), based on the weighted average per share exercise price of outstanding awards granted under the Plan. For Common Stock to be issued in the future under the Plan, calculated pursuant to Rules 457(c) and 457(h) based on the average of the high and low prices as reported on the NYSE Amex on June 30, 2009.

     In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE
     On December 2, 2008, the Registrant’s Board of Directors approved an amendment to the 2003 Stock Incentive Plan, as amended, to increase the number of shares available for issuance under the plan from 2,000,000 shares to 12,000,000 shares. This amendment was approved by the Registrant’s stockholders on January 21, 2009. Accordingly, the Registrant is filing this Registration Statement to register the additional 10,000,000 shares of common stock available for issuance under the plan.
     The contents of the Registration Statement on Form S-8 (File No. 333-133567) previously filed by the Registrant with the Securities and Exchange Commission on April 26, 2006 are incorporated by reference in this Registration Statement in accordance with General Instruction E to Form S-8. Also, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
     See the Exhibit Index included herewith which is incorporated herein by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Castle Brands Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 1, 2009.

CASTLE BRANDS INC.
By:	/s/ Alfred J. Small
	Name:	Alfred J. Small
	Title:	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY
     Each individual whose signature appears below constitutes and appoints each of Richard J. Lampen, John Glover and Alfred J. Small, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard J. Lampen Richard J. Lampen	Interim Chief Executive Officer and President (Principal Executive Officer)	July 1, 2009
/s/ Alfred J. Small Alfred J. Small	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Accounting and Financial Officer)	July 1, 2009
/s/ Mark Andrews Mark Andrews	Director	July 1, 2009
/s/ John F. Beaudette John F. Beaudette	Director	July 1, 2009
/s/ Henry C. Beinstein Henry C. Beinstein	Director	July 1, 2009
/s/ Harvey P. Eisen Harvey P. Eisen	Director	July 1, 2009
/s/ Phillip Frost, M.D. Phillip Frost, M.D.	Director	July 1, 2009
/s/ Glenn Halpryn Glenn Halpryn	Director	July 1, 2009
/s/ Richard J. Lampen Richard J. Lampen	Director	July 1, 2009
/s/ Micaela Pallini Micaela Pallini	Director	July 1, 2009
/s/ Steven D. Rubin Steven D. Rubin	Director	July 1, 2009

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to exhibit 3.1 to our registration statement on Form S-1 (File No. 333-128676), which was declared effective on April 5, 2006).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to exhibit 3.3 to our annual report on Form 10-K filed June 29, 2009).

4.3	Amended and Restated By-laws (incorporated by reference to exhibit 3.2 to our registration statement on Form S-1 (File No. 333-128676), which was declared effective on April 5, 2006).

4.4	Form of Common Stock Certificate (incorporated by reference to exhibit 4.1 to our registration statement on Form S-1 (File No. 333-128676), which was declared effective on April 5, 2006).

4.5
Castle Brands Inc. 2003 Stock Incentive Plan (incorporated by reference to exhibit 10.29 to our registration statement on Form S-1 (File No. 333-128676), which was declared effective on April 5, 2006).

4.6
Amendment to Castle Brands Inc. 2003 Stock Incentive Plan (incorporated by reference to exhibit 10.30 to our registration statement on Form S-1 (File No. 333-128676), which was declared effective on April 5, 2006).

4.7	Amendment No. 2 to Castle Brands Inc. 2003 Stock Incentive Plan (incorporated by reference to exhibit 10.24 to our annual report on Form 10-K filed June 29, 2009).

4.8	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.5 of our quarterly report on Form 10-Q filed on February 17, 2009).

4.9	Form of Stock Option Grant Agreement (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on June 16, 2006).

5	Opinion of Brian L. Heller, Esq. *

23.1	Consent of Eisner LLP *

23.2	Consent of Brian L. Heller, Esq. (included in Exhibit 5)

24	Power of Attorney (included on signature page)

*	Filed herewith

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